April 28, 1997




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549


Re:  Britton & Koontz Capital Corporation
     Current Report on Form 8-K
     Commission File No.0-22606


Ladies and Gentlemen:


     Pursuant to rules and regulations adopted under the securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing on behalf of Britton & Koontz Capital Corporation (the
"Company"), is a Current Report on Form 8-K.

     Please call the undersigned at (601)445-5576 if you have any questions concerning this filing.




                              Very truly yours,




                              /s/ WILLIAM M. SALTERS
                              William M. Salters
                              Vice President/Controller



Enclosure

cc:  W. Page Ogden
     Bazile R. Lanneau
     Gary Meringer

                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT




                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934





                         Date of Report:  April 28, 1997





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                              64-0665423
       Mississippi                 0-22606                   (IRS Employer
(State of Incorporation)    Commission File Number        Identification No.)





                  500 Main Street, Natchez, Mississippi  39120
                    (Address of principal executive offices)





                            Telephone:  (601)445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX





Item 5.  Other Events.

            The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits.

            20    Other Documents or Statements to Security Holders.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                               BRITTON & KOONTZ CAPITAL CORPORATION




April 28, 1997                 /s/ W. Page Ogden
                               W. Page Ogden
                               President and Chief Executive
                               Officer

                                 Exhibits Index


Exhibit
Number          Item



20              Other Documents or Statements to Security Holders

                Press Release Dated April 28, 1997

                                 EXHIBIT 20


Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488  Fax
http://www.bkbank.com
corporate@bkbank.com


    FOR IMMEDIATE RELEASE:      FOR MORE INFORMATION:
    April 28, 1997              W. Page Ogden, President & CEO
    for ticker BKBK             Bazile R. Lanneau, Jr., Vice President & CFO


           BRITTON & KOONTZ REPORTS FIRST QUARTER 1997 RESULTS


	Natchez, Mississippi (April 28, 1997) Britton & Koontz Capital Corporation (the "Company") (Nasdaq/Symbol BKBK) today announced results for the first quarter of 1997. Net income for the quarter ended March 31, 1997 increased to $582 thousand from $505 thousand for the same period in 1996. Earnings per share increased to $1.32 from $1.14 in 1996. The increase is primarily the result of increased loan demand and improvement in net interest margin.

	Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates three full service offices in Natchez. As of March 31, 1997, the Company reported assets of $155.6 million and equity of $17.1 million.

BKBK Reports First Quarter 1997 Results



Britton & Koontz Capital Corporation
Financial Highlights
(Unaudited-Amounts in thousands, except per share data)




                                                 For the Three Months
                                                   Ended  March 31,
                                                 ____________________
                                                   1997        1996
                                                 ________    ________

Interest income                                    $2,875      $2,851
Interest expense                                   $1,252      $1,323
Net interest income                                $1,623      $1,528
Provision for loan losses                             $40         $50
Net interest income after
 provision for loan losses                         $1,583      $1,478
Non-interest income                                  $357        $341
Non-interest expense                               $1,070      $1,066
Income before income taxes                           $870        $753
Income taxes                                         $288        $248
Net income                                           $582        $505


Net income per share (Primary)                      $1.32       $1.14
Weighted average shares outstanding               441,718     443,072
Return on average assets                             1.54%       1.33%
Return on average equity                            13.78%      12.86%



                                                March 31,   March 31,  December 31,
                                                  1997        1996         1996
                                                _________   _________  ___________

Total assets                                     $155,602    $154,189     $151,303
Cash and due from banks                            $5,747      $5,078       $5,106
Investment securities                             $41,190     $50,438      $44,610
Net loans                                         $96,336     $90,952      $95,322
Deposits-interest bearing                        $113,144    $115,161     $110,375
Deposits-non interest bearing                     $16,370     $15,473      $16,065
Short term borrowed funds                          $4,415      $2,921       $3,664
Stockholders' equity                              $17,104     $15,876      $16,521
Book value (per share)                             $38.78      $35.99       $37.46




